EXHIBIT 10.1 AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 31, 2020 (this “Amendment No. 1”), is by and among Wells Fargo Bank, National Association, a national banking association, in its capacity as administrative agent (in such capacity, “Agent”) pursuant to the Credit Agreement (as hereinafter defined), the Lenders (as hereinafter defined) party hereto, BlueLinx Holdings Inc., a Delaware corporation (“Parent”), BlueLinx Corporation, a Georgia corporation (“BlueLinx”), BlueLinx Florida LP, a Florida limited partnership (“BFLP”), Cedar Creek LLC, a Delaware limited liability company, on behalf of itself and as successor by merger of Venture Development & Construction, LLC with and into Cedar Creek LLC (“Cedar Creek LLC”), Cedar Creek Corp., a Delaware corporation (“Cedar Creek Corp.”), Astro Buildings Inc., a Delaware corporation (“Astro Buildings”), Lake States Lumber, Inc., a Minnesota corporation (“Lake States” and, together with Parent, BlueLinx, BFLP, Cedar Creek LLC, Cedar Creek Corp, Astro Buildings and Lake States, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), BlueLinx Florida Holding No. 1 Inc., a Georgia corporation (“BFH1”), BlueLinx Florida Holding No. 2 Inc., a Georgia corporation (“BFH2”), Cedar Creek Holdings Inc., a Delaware corporation (“Cedar Creek Holdings”), and each of the SPE Propcos signatory party hereto (and together with BFH1, BFH2 and Cedar Creek Holdings, each a “Guarantor” and individually and collectively, jointly and severally, “Guarantors”). W I T N E S S E T H: WHEREAS, Agent, the parties to the Credit Agreement as lenders (collectively, “Lenders”), Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement, dated as of April 13, 2018, by and among Agent, Lenders, Borrowers and Guarantors (as from time to time further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Loan Documents”); WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders enter into certain amendments to the Credit Agreement; WHEREAS, the parties hereto desire to enter into this Amendment No. 1 to evidence and effectuate such amendments under the Credit Agreement, in each case subject to the terms and conditions and to the extent set forth herein; NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. 1.1 Additional Definitions. As used herein or in the Credit Agreement or in any of the other Loan Documents, the following terms shall have the meanings set forth below and the Credit Agreement and the other Loan Documents shall be deemed and are hereby amended to include, in addition and not in limitation, the following definitions: “Amendment No. 1” shall mean Amendment No. 1 to Amended and Restated Credit Agreement, dated as of January 31, 2020, by and among Agent, Borrowers, Guarantors and Lenders, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced. “Amendment No. 1 Effective Date” shall mean the date on which all of the conditions precedent set forth in Amendment No. 1 have been satisfied. “BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person. “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning specified therefor in Section 17.18 of this Agreement. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D). “QFC Credit Support” has the meaning specified therefor in Section 17.18 of this Agreement. 1.2 Amendments to Definitions. (a) Seasonal Period. The definition of “Seasonal Period” set forth in the Credit Agreement is replaced with the following: “Seasonal Period” means (a) from the Closing Date through and including the date that is 12 months after the Closing Date, (b) commencing with the 2 calendar year 2019, the 241 day period commencing on November 15, 2019 through and including July 15, 2020 and (c) commencing with the calendar year 2020 and thereafter, the 120 day period (or 121 day period in a leap year) commencing on December 15 of each calendar year and ending on April 15 of each immediately succeeding calendar year. (b) Cash Dominion Event. The definition of “Cash Dominion Event” set forth in the Credit Agreement is hereby amended by replacing the reference to “3 consecutive Business Days” with “5 consecutive Business Days”. 1.3 Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement. Section 2. Amendments to Credit Agreement. 2.1 Interest Computation. The first sentence of Section 2.6(e) of the Credit Agreement is hereby replaced with the following: “All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year (or 365 days (or 366 days in a leap year), as the case may be, in the case of Revolving Loans for which the Base Rate is used), in each case, for the actual number of days elapsed in the period during which the interest or fees accrue.” 2.2 QFC Credit Support Provisions. A new Section 17.18 is hereby added to the Credit Agreement immediately after Section 17.17 of the Credit Agreement as follows: “17.18 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a 3

U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.” Section 3. Representations and Warranties. Borrowers and Guarantors, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties, together with the representations and warranties in the other Loan Documents, shall survive the execution and delivery hereof, and the truth and correctness thereof, in all material respects, being a continuing condition of the making of any Loans by Lenders (or Agent on behalf of Lenders) to Borrowers: 3.1 This Amendment No. 1 and each other agreement or instrument to be executed and delivered by Borrowers or Guarantors hereunder has been duly authorized, executed and delivered by all necessary action on the part of Borrowers and Guarantors which are a party hereto and is in full force and effect as of the date hereof, as the case may be, and the obligations of Borrowers and Guarantors contained herein constitute legally valid and binding obligations of Borrowers and Guarantors, as the case may be, enforceable against them in accordance with their terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally. 3.2 The execution, delivery and performance of this Amendment No. 1 and each other agreement or instrument to be executed and delivered by Borrowers or Guarantors hereunder will not (a) violate any material provision of federal, state, or local law or regulation applicable to any Borrower, any Guarantor or their Subsidiaries, the Governing Documents of any Borrower, any Guarantor or their Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, any Guarantor or their Subsidiaries, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Borrower, any Guarantor or their Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Borrower or Guarantor other than Permitted Liens, or (d) require any approval of any holder of Equity Interests of a Borrower or Guarantor, or any approval or consent of any Person under any material agreement of any Borrower or Guarantor, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect. 3.3 After giving effect to this Amendment No. 1and each other agreement or instrument to be executed and delivered by Borrowers or Guarantors hereunder, all of the 4 representations and warranties set forth in the Credit Agreement as amended hereby, and the other Loan Documents, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date. 3.4 After giving effect to the provisions of this Amendment No. 1 and each other agreement or instrument to be executed and delivered by Borrowers or Guarantors hereunder, no Default or Event of Default exists or has occurred and is continuing. Section 4. Release by Borrowers and Guarantors. 4.1 Release. (a) In consideration of the agreements of Agent and Lenders contained herein, and the continued making of the loans, advances and other accommodations by Lenders (or Agent on behalf of Lenders) to Borrowers pursuant to the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower and each Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Lender, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent, Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower or any Guarantor, or any of its successors, assigns, or other legal representatives and their respective successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment No. 1, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Credit Agreement, as amended and supplemented through the date hereof, and the other Loan Documents. (b) Each Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. 5

(c) Each Borrower and each Guarantor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above. (d) Each Borrower and each Guarantor represent and warrant that each such Person is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and each such Person has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. (e) Nothing contained herein shall constitute an admission of liability with respect to any Claim on the part of any Releasee. 4.2 Covenant Not to Sue. Each Borrower and each Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, jointly and severally, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Borrower or any Guarantor pursuant to Section 4.1 hereof. If any Borrower or any Guarantor violates the foregoing covenant, each Borrower and each Guarantor agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation. 4.3 Waiver of Statutory Provisions. EACH BORROWER AND EACH GUARANTOR HEREBY EXPLICITLY WAIVE ALL RIGHTS UNDER AND ANY BENEFITS OF ANY COMMON LAW OR STATUTORY RULE OR PRINCIPLE WITH RESPECT TO THE RELEASE OF SUCH CLAIMS, EACH BORROWER AND EACH GUARANTOR) AGREE THAT NO SUCH COMMON LAW OR STATUTORY RULE OR PRINCIPLE SHALL AFFECT THE VALIDITY OR SCOPE OR ANY OTHER ASPECT OF THIS RELEASE. Section 5. Conditions Precedent. Concurrently with the execution and delivery hereof, and as a further condition to the effectiveness of this Amendment No. 1 and the agreement of Agent and Lenders to the modifications and amendments set forth in this Amendment No. 1: 5.1 Agent shall have received an executed copy of an original or executed original counterparts of this Amendment No. 1 by electronic mail or facsimile (with the originals, if requested by Agent, to be delivered within five (5) Business Days after the date of such request), duly authorized, executed and delivered by Borrowers, Guarantors and Supermajority Lenders; 5.2 Agent shall have received payment, or shall be authorized to charge the Borrowers’ Loan Account for payment, of all fees set forth in any fee letter between Agent and Borrowers with respect to the transactions contemplated by this Amendment No. 1; 5.3 Agent shall have received the consent of the Supermajority Lenders to the amendments to the Credit Agreement set forth in this Amendment No. 1; 6

5.4 each Borrower and Guarantor shall deliver, or cause to be delivered, to Agent a true and correct copy of any consent, waiver or approval to or of this Amendment No. 1, which any Borrower or Guarantor is required to obtain from any other Person, and such consent, approval or waiver shall be in a form and substance reasonably satisfactory to Agent in its good faith determination; 5.5 all requisite corporate action and proceedings in connection with this Amendment No. 1 and the other Loan Documents delivered in connection herewith, shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have reasonably requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority; 5.6 all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended by this Amendment No. 1, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date; 5.7 Agent shall have received, in form and substance reasonably satisfactory to Agent, an executed copy of an original or executed original counterparts of a Consent and Ratification Agreement with respect to the merger of Venture Development & Construction LLC, an Oklahoma limited liability company, with and into Cedar Creek LLC by electronic mail or facsimile (with the originals, if requested by Agent, to be delivered within five (5) Business Days after the date of such request), duly authorized, executed and delivered by Cedar Creek LLC, Agent and Required Lenders; 5.8 all other documents and legal matters in connection with the transactions contemplated by this Amendment No. 1 shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent; and 5.9 after giving effect to the amendment contemplated by this Amendment No. 1 and each other agreement or instrument to be executed and delivered by Borrowers or Guarantors hereunder, no Default or Event of Default shall exist or have occurred and be continuing. Section 6. Effect of this Amendment No. 1. Except as expressly set forth herein, and in each other agreement or instrument to be executed and delivered by Borrowers or Guarantors hereunder, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 1 or with respect to the subject matter of this Amendment No. 1. To the extent of conflict between the terms of this Amendment No. 1 and the other Loan Documents, the terms of this 7

Amendment No. 1 shall control. The Credit Agreement and this Amendment No. 1 shall be read and construed as one agreement. Section 7. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes set forth in this Amendment No. 1. Section 8. Governing Law. The validity, interpretation and enforcement of this Amendment No. 1 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York. Section 9. Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of Borrowers, Guarantors, Agent and Lenders and their respective successors and assigns. Section 10. Reviewed by Attorneys. Each Borrower and Guarantor represents and warrants that it (a) understands fully the terms of this Amendment No. 1 and the consequences of the execution and delivery of this Amendment No. 1, (b) has been afforded an opportunity to have this Amendment No. 1 reviewed by, and to discuss this Amendment No. 1 and any document executed in connection herewith with, such attorneys and other persons as each Borrower and Guarantor may wish, and (c) has entered into this Amendment No. 1 and executed and delivered all documents in connection herewith of its/his own free will and accord and without threat, duress or other coercion of any kind by any person. The parties hereto acknowledge and agree that neither this Amendment No. 1 nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment No. 1 and the other documents executed pursuant hereto or in connection herewith. Section 11. Waiver, Modification, Etc. No provision or term of this Amendment No. 1 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced. Section 12. Entire Agreement. This Amendment No. 1 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. Section 13. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1. Section 14. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 1 by 8 telefacsimile or other electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 1. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] 9

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written. BORROWERS: BLUELINX HOLDINGS INC. By: /s/ Justin B. Heineman Name: Justin B. Heineman Title: Vice President, General Counsel and Corporate Secretary BLUELINX CORPORATION By: /s/ Justin B. Heineman Name: Justin B. Heineman Title: Vice President and Corporate Secretary BLUELINX FLORIDA LP By: BlueLinx Florida Holding No. 2 Inc., its General Partner By: /s/ Justin B. Heineman Name: Justin B. Heineman Title: Vice President and Corporate Secretary CEDAR CREEK LLC, for itself and as successor by merger of Venture Development & Construction, LLC By: /s/ Justin B. Heineman Name: Justin B. Heineman Title: Vice President and Corporate Secretary CEDAR CREEK CORP. By: /s/ Justin B. Heineman Name: Justin B. Heineman Title: Vice President and Corporate Secretary ASTRO BUILDINGS INC. By: /s/ Justin B. Heineman Name: Justin B. Heineman Title: Vice President and Corporate Secretary [Amendment No. 1 to Amended and Restated Credit Agreement (BlueLinx)]

LAKE STATES LUMBER, INC. By: /s/ Justin B. Heineman Name: Justin B. Heineman Title: Vice President and Corporate Secretary GUARANTORS: BLUELINX FLORIDA HOLDING NO. 1 INC. By: /s/ Justin B. Heineman Name: Justin B. Heineman Title: Vice President and Corporate Secretary BLUELINX FLORIDA HOLDING NO. 2 INC. By: /s/ Justin B. Heineman Name: Justin B. Heineman Title: Vice President and Corporate Secretary CEDAR CREEK HOLDINGS, INC., for itself and as successor by merger of Panther Merger Sub, Inc. By: /s/ Justin B. Heineman Name: Justin B. Heineman Title: Vice President and Corporate Secretary [Amendment No. 1 to Amended and Restated Credit Agreement (BlueLinx)]

ABP AL (Midfield) LLC ABP CO II (Denver) LLC ABP FL (Lake City) LLC ABP FL (Pensacola) LLC ABP FL (Yulee) LLC ABP IA (Des Moines) LLC ABP IL (University Park) LLC ABP IN (Elkhart) LLC ABP KY (Independence) LLC ABP LA (New Orleans) LLC ABP ME (Portland) LLC ABP MI (Grand Rapids) LLC ABP MN (Maple Grove) LLC ABP MO (Kansas City) LLC ABP MO (Springfield) LLC ABP MO (Bridgeton) LLC ABP NC (Charlotte) LLC ABP NJ (Denville) LLC ABP NY (Yaphank) LLC ABP OH (Talmadge) LLC ABP OK (Tulsa) LLC ABP PA (Stanton) LLC ABP SC (Charleston) LLC ABP TN (Erwin) LLC ABP TN (Memphis) LLC ABP TN (Madison) LLC ABP TX (El Paso) LLC ABP TX (Houston) LLC ABP TX (Lubbock) LLC ABP TX (San Antonio) LLC ABP VA (Richmond) LLC ABP VT (Shelburne) LLC By: BLUELINX HOLDINGS INC., as Sole Member By: /s/ Justin B. Heineman Name: Justin B. Heineman Title: Vice President and Corporate Secretary [Amendment No. 1 to Amended and Restated Credit Agreement (BlueLinx)]

[Amendment No. 1 to Amended and Restated Credit Agreement (BlueLinx)]

AGENT AND LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender By: /s/ Anthony Leadbetter Name: Anthony Leadbetter Title: Director [Amendment No. 1 to Amended and Restated Credit Agreement (BlueLinx)]

BANK OF AMERICA, N.A., as a Lender By: /s/ Douglas Cowen Name: Douglas Cowen Title: Senior Vice President [Amendment No. 1 to Amended and Restated Credit Agreement (BlueLinx)]

BMO HARRIS BANK N.A., as a Lender By: /s/ Elisabeth Izzo Name: Elisabeth Izzo Title: Vice President [Amendment No. 1 to Amended and Restated Credit Agreement (BlueLinx)]

CITIZENS BANK, N.A., as a Lender By: /s/ James Horn Name: James Horn Title: Vice President [Amendment No. 1 to Amended and Restated Credit Agreement (BlueLinx)]

TRUIST BANK, as successor by merger to SunTrust Bank, as a Lender By: /s/ Scott Wheeler Name: Scott Wheeler Title: Vice President [Amendment No. 1 to Amended and Restated Credit Agreement (BlueLinx)]

U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Rod Swenson Name: Rod Swenson Title: Vice President [Amendment No. 1 to Amended and Restated Credit Agreement (BlueLinx)]